                                                                EXHIBIT 10.10



                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

AMENDED AND RESTATED EMPLOYMENT AND OPTION AGREEMENT dated as of January 7,
1994 by and between ALC Communications Corporation, a Delaware corporation, Allnet Communication Services, Inc., a Michigan corporation (collectively referred to as the "Company"), and [Employee name], an individual currently residing in [city/state] (the "Employee"). This AMENDED AND RESTATED
EMPLOYMENT AGREEMENT ("Agreement") amends and restates the Employment and Option Agreement dated as of [original agreement date], as amended, entered into by and between ALC Communications Corporation and [Employee name].

                                 WITNESSETH:


        WHEREAS, both the Employee and the Company desire to state the terms and conditions of the Employee's employment in a written agreement which will supersede all prior agreements of employment, either written or oral;

        NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

1.      Employment

        1.1 Employment Term. The Company hereby employs the Employee as [Employee title] of the Company or in such other senior executive capacity as the Company, with the Employee's consent, may from time to time designate. The term of such employment (the "Employment Term") shall commence on January 7, 1994 and shall continue until December 31, 1996 unless earlier terminated in accordance with Section 7. After the Employment Term, the Company shall continue the employment of Employee from year to year on the terms hereof unless the Company gives 60 days' written notice to the Employee that such employment is terminated.

        1.2 Duties and Responsibilities. The Employee shall perform all duties incidental to his position with the Company, or as may be assigned to him by the [Board of Directors/President] of the Company, and shall cooperate fully with the executive officers of the Company. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, (i) Employee may from time to time devote such time as he may determine reasonable to various charitable and other community activities, (ii) Employee may from time to time devote a portion of his time to his own, personal investments and projects (for which he may or may not receive compensation), provided the amount of time he devotes does not materially affect his duties under this Agreement, (iii) Employee shall not be obligated to move his residence from the Metropolitan Detroit, Michigan area in order to perform his duties under this Employment Agreement, and (iv) all duties and responsibilities to be performed by Employee shall be consistent with his position with the Company.

        1.3 Extent of Service. The Employee agrees to use his best efforts in the business of the Company and to devote his full time, attention and energy to the business of the Company. The Employee shall not work, including on either a part-time or independent contracting basis, for any other business or enterprise during the Employment Term without the Company's prior written consent.

        1.4 Base Compensation. For all services rendered by the Employee hereunder as an employee of the Company, the Company shall pay the Employee (i) a salary, in installments at such times as the Company customarily pays its employees holding comparable positions (but not less often than monthly), at an annual rate from [anniversary month] 1, 1993 through [anniversary month] 1, 1994 of [salary] and at an annual rate thereafter as shall be determined each year by the Compensation Committee and/or the Board of Directors of the Company after review of the performance of the Company and the Employee during the prior year provided that such annual rate for any year shall be not less than the prior year's annual rate plus 5% of the annual rate paid the Employee in the immediately preceding year, plus (ii) incentive compensation in the amount specified in Section 1.5, less (iii) withholding required by law or agreed to by the Employee. In addition, the Employee shall be entitled to an annual paid vacation in accordance with the Company's policy in effect from time to time and such fringe benefits of the Company offered to employees holding comparable positions. The Employee shall not be entitled to any additional compensation from the Company.

        1.5 Incentive Compensation. The Compensation Committee and/or the Board of Directors of the Company shall establish and review with the Employee from time to time performance goals ("Performance Goals") for the Company which shall be a range of performance objectives mutually agreed to by the Employee and the Company with a specific level of objectives to be the targeted Performance Goal. The Performance Goals shall include levels of objectives above and below the targeted Performance Goal and the amount of the incentive compensation payable to the Employee in lieu of the targeted Performance Goal upon meeting those objectives. Incentive compensation shall be payable to the Employee by the Company as soon as practicable after the preparation of the Company's audited annual financial statements, but no later than March 15 of the following calendar year.

        2. Expenses. The Company shall reimburse the Employee for the reasonable expenses incurred by him in connection with his performance of services hereunder during the Employment Term upon presentation to the Company of an itemized account and written proof of such expenses.

        3 . Developments. All developments, including trade secrets, discoveries, improvements, ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any subsidiary of the Company (the "Developments") which the Employee, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the Employment Term, shall become and remain the sole and exclusive property of the Company. The Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all Developments to the Board of Directors of the Company. At any time and from time to time, upon the request of the Company, the Employee will execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this
Section 3.

        4. Confidential Information. The Employee acknowledges that by reason of his employment by and service to the Company he will have access to confidential information of the Company and its subsidiaries including, without limitation, information and knowledge pertaining to products and services, methods of operation, sales and profit figures, customer lists and relationships between the Company and its customers, suppliers and others who have business dealings with it. The Employee covenants that, either during or after the Employment Term, he will not disclose any such information to any person without the prior written authorization of the Board of Directors of the Company.

        5. Non-Competition. During the Employment Term the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly, (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be associated as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any business or enterprise that is engaged in any business that is competitive with the business conducted during the Employment Term by the Company or any of its subsidiaries, or, during the Employment Term and for six months thereafter, (ii) offer or provide employment (whether such employment is with the Employee or any other business or enterprise), either on a full-time or part-time or consulting basis, to any person who then currently is, or who within three months prior thereto had been, employed by the Company or any of its subsidiaries; provided, however, that this provision shall not be construed to prohibit the ownership by the Employee of not more than 1% of any class of securities of any corporation which is engaged in a business competitive with the Company and has a class of securities registered pursuant to the Securities Exchange Act of 1934. In the event that the provisions of this Section 5 should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

        6.  Indemnification

            A. ALC Communications Corporation and Employee agree to bind themselves to the provisions of the Amended and Restated Bylaws of ALC Communications Corporation, attached hereto and made a part hereof as Exhibit 6.A., as a contractual agreement between them.

            B. Allnet Communication Services, Inc. and Employee agree to bind themselves to the provisions of the Amended and Restated Bylaws of Allnet Communication Services, Inc., attached hereto and made a part hereof as Exhibit 6.B., as a contractual agreement between them.

        7.  Termination

            7.1 Disability or Death. In the event that the Employee shall die or is unable to perform his duties and responsibilities hereunder to the full extent required by the Board of Directors of the Company by reason of illness, injury or incapacity for six consecutive months, during which time he shall continue to be compensated hereunder, the Employee's employment hereunder shall be terminated and the Company shall have no further liability or obligation to the Employee, or to his executors, administrators, heirs, assigns or any other person claiming under or through him hereunder, except for unpaid salary, incentive compensation (including for partial periods) and benefits as well as unreimbursed expenses accrued to the date of termination. The Employee agrees, in the event of any dispute under this Section 7.1 regarding his health, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be borne by the Company.

        7.2 Cause. With or without cause, the Employee may terminate his employment hereunder at any time upon 60 days' prior written notice to the Company; in such event, the Company shall pay the Employee his salary through the effective date of termination, and if the Employee terminated his employment due to cause against the Company, the Company shall also pay incentive compensation in respect of periods (including partial periods) prior to termination. The Employee's employment hereunder may be terminated by the Board of Directors of the Company at any time for "cause." "Cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the terms or provisions of this Agreement, dishonesty, willful misconduct, conviction of a felony or other crime involving moral turpitude, misappropriation of funds, habitual insobriety, use of controlled substances (other than under the supervision of a licensed physician), or other proper cause. Except as otherwise specified, the Company shall have no liability or obligation to the Employee hereunder upon termination under this Section 7.2 except for (i) unpaid salary, (ii) incentive compensation in respect of full annual, but not partial, periods ended prior to the date of termination, and (iii) benefits accrued to the date of termination and which are payable upon termination.

        7.3 Failure to Meet Goals. The Board of Directors of the Company may terminate the Employee's employment hereunder at any time for material failure to meet the Performance Goals. The Company shall have no liability or obligation to the Employee hereunder upon termination under this Section 7.3 except for (i) unpaid salary, (ii) incentive compensation in respect of periods (including partial periods) ended prior to the date of termination, (iii) benefits accrued to the date of termination and which are payable upon termination, and (iv) the salary to which the Employee would have been entitlted for the succeeding twelve months, payable in installments at the times the same would have become due but for the termination, as well as during such time period all employee benefits to which Employee was entitled prior to such termination, other than any officer perquisites, and upon substantially the same terms and conditions including, but not limited to, Life, Health and Long-Term Disability Insurance coverage; provided, however, that if Employee obtains full-time employment prior to the expiration of the twelve-month period, the provision of these benefits shall terminate although the salary shall continue for the remainder of the period.

        7.4 Without Cause. The Company may terminate the Employee's employment hereunder at any time, without cause, after which termination the Company shall not have any liability or obligation to the Employee hereunder except for (i) unpaid salary, (ii) incentive compensation in respect of periods (including partial periods) prior to termination, (iii) benefits accrued to the date of termination and which are payable upon termination, and (iv) the salary to which the Employee would have been entitled for the succeeding twenty-four months, payable in installments at the time the same would have become due but for the termination, as well as during such time period all employee benefits to which Employee was entitled prior to such termination, other than any officer perquisites, and upon substantially the same terms and conditions including, but not limited to, Life, Health and Long-Term Disability Insurance coverage; provided, however, that if Employee obtains full-time employment prior to the expiration of the applicable period, the provision of these benefits shall terminate, although the salary shall continue for the remainder of the period. Upon termination under this Section 7.4 any stock options previously granted to Employee and not yet exercised shall be accelerated to the extent necessary to become fully vested and the Employee shall be entitled to exercise the same in full for twelve months following the date of termination of employment hereunder or under the terms of the Company's 1990 Stock Option Plan, whichever is longer.

        7.5 Survival. Notwithstanding the expiration or termination of the Agreement, the obligations of the Company with respect to payment of compensation (Section 1.4), incentive compensation (Section 1.5) and expenses (Section 2.) earned or otherwise owed to Employee prior to the expiration of the Agreement as well as salary and benefit continuation with respect to the applicable periods set forth in this Section 7 of the Agreement shall survive and remain in full force and effect. Notwithstanding either the expiration or termination of the Agreement, or the termination of the Employee's employment under this Section 7, the obligations of the Employee under Sections 3, 4 and 5 shall survive and remain in full force and effect, and the Company shall be entitled to equitable relief against the Employee pursuant to the provisions of
Section 8.  Further, upon termination of the Employee's employment under this
Section 7, Employee shall have no restriction hereunder from owning, managing, operating, financing, joining, controlling or participating in the ownership, management, operation, financing or control of, or be associated as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with any business or enteprise that is engaged in any business that is competitive with the business conducted during the Employment Term by the Company or any of its subsidiaries. The liability of the Company, if any, for payments to the Employee by virtue of any wrongful termination of the Employee's employment hereunder shall not exceed the amount that would be payable to the Employee if the termination had been made under Section 7.4.

        8. Equitable Relief. The Employee acknowledges that the restrictions contained in Sections 3, 4 and 5 are, in view of the nature of the business, of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of the provisions of those Sections will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Employee hereby agrees that in the event of any such violation the Company shall be entitled to commence an action for any such preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and further irrevocably submits, for himself and in respect of his property, generally and unconditionally, to the jurisdiction of any Michigan state court located in Wayne or Oakland Counties or the United States court for the Eastern District of Michigan over any suit, action or proceeding arising out of or relating to this Section 8. The
Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Employee agrees that effective service of process may be made upon him by mail under the notice provisions contained in Section 11.

        9. Litigation Expenses. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorneys' fees from the other party.

        10. Life Insurance. The Company agrees to insure the life of the Employee, and to pay the entire premium, under a term life insurance policy continuing during the duration of the Employment Term in an amount of at least $500,000, with the Employee having the sole right to designate one or more beneficiaries under such insurance policy.

        11. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

                If to the Company, to:
                     ALC Communications Corporation
                     Allnet Communication Services, Inc.
                     30300 Telegraph Road, Suite 350
                     Bingham Farms, Michigan 48025
                     Attention:  [Chairman of the Board/
                                  President]

                If to the Employee, to his residence
                as shown from time to time on the
                records of the Company
or to such other name or address as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.

        12. Contents of Agreement, Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except upon written amendment. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee; provided, however, that in the event that the Company effects a merger with any corporation, or in the event that the business of the Company is otherwise combined with the business of any corporation or entity, then, notwithstanding anything herein to the contrary, the provisions of Section 1 hereof shall be applicable only with respect to the division or other unit of the Company or of such other corporation or entity that conducts the business previously conducted by the Company.

        13. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

        14. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                           _______________________________
                                           [Employee Name], "Employee"

[Corporate Seal]                           ALC COMMUNICATIONS CORPORATION


                                           BY:____________________________
                                               John M. Zrno, President and
                                               Chief Executive Officer

[Corporate Seal]                           ALLNET COMMUNICATION SERVICES, INC.


                                           BY:____________________________
                                               John M. Zrno, President and
                                               Chief Executive Officer